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Exhibit 23.2

Independent Registered Public Accounting Firm's Consent

        We consent to the incorporation by reference in this Registration Statement of ArTara Therapeutics, Inc. on Form S-3 of our report dated November 6, 2019, except as to Notes 4 and 7 as to which the date is December 4, 2019, which includes an explanatory paragraph as to the Company's ability to continue as a going concern with respect to our audits of the consolidated financial statements of ArTara Therapeutics, Inc. as of December 31, 2018 and 2017 and for the year ended December 31, 2018 and for the period from June 2, 2017 (inception) through December 31, 2017, appearing in the Prospectus filed on a Registration Statement pursuant to Rule 424 (b)(3) of ArTara Therapeutics, Inc. (formerly Proteon Therapeutics, Inc.) on December 19, 2019. We also consent to the reference to our firm under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Marcum LLP

Marcum LLP
New York, New York
January 30, 2020

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  Exhibit 23.2
Independent Registered Public Accounting Firm's Consent